Exhibit 15.1





Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Commissioners:


We are aware that our report dated August 14, 2002 on our review of interim financial information of Boston Edison Company (the "Company") for the period ended June 30, 2002 and included in the Company's quarterly report on Form 10-Q for the quarter then ended is incorporated by reference in its Registration Statements on Form S-3 dated February 3, 1993 and February 20, 2001 (File Nos. 33-57840 and 333-55890, respectively).



PricewaterhouseCoopers LLP